SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[  ]    Preliminary Consent Statement

[  ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]    Definitive Consent Statement

[X]   Definitive Additional Materials

[  ]    Soliciting Material Pursuant to § 240.14a-12

SandRidge Energy, Inc.

(Name of Registrant as Specified In Its Charter)

TPG-Axon Management LP

TPG-Axon Partners GP, L.P.

TPG-Axon GP, LLC

TPG-Axon Partners, LP

TPG-Axon International, L.P.

TPG-Axon International GP, LLC

Dinakar Singh LLC

Dinakar Singh

Stephen C. Beasley

Edward W. Moneypenny

Fredric G. Reynolds

Peter H. Rothschild

Alan J. Weber

Dan A. Westbrook

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[  ]       Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

   1)       Title of each class of securities to which transaction applies:

   2)       Aggregate number of securities to which transaction applies:

   3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)       Proposed maximum aggregate value of transaction:

     5)       Total fee paid:

[  ]       Fee paid previously with preliminary materials.

[  ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

    2)       Form, Schedule or Registration Statement No.:

    3)       Filing Party:

    4)       Date Filed:

TPG-AXON FILES DEFINITIVE CONSENT STATEMENT WITH SEC

- SandRidge Energy Stockholders to Receive Consent Solicitation Materials Shortly -

- Urges Stockholders Vote the GREEN Consent Card -

NEW YORK, January 16, 2013 – TPG-Axon, beneficial owner of 6.7% of the outstanding shares of SandRidge Energy, Inc. (NYSE: SD) (the “Company”), today announced that its definitive consent statement was filed with the U.S. Securities and Exchange Commission (the “SEC”).

In its definitive consent statement, TPG-Axon confirmed that it intends to deliver its official consent to the Company today, effectively starting the 60 day time period during which SandRidge stockholders of record, as of December 13, 2012, can vote in favor of TPG-Axon's proposals to amend the Company’s bylaws, remove all members of the current Board of Directors and replace them with its slate of highly qualified director nominees. TPG-Axon is requesting that stockholders return their signed and dated GREEN consent cards by February 28, 2013, to ensure that their consent cards are received by SandRidge prior to March 15, 2013, the deadline for submitting consents.

As a result of filing its definitive consent statement with the SEC, TPG-Axon’s proxy solicitor, MacKenzie Partners, will soon mail consent solicitation materials to certain SandRidge stockholders of record as of December 13, 2012. TPG-Axon urges SandRidge stockholders to vote the GREEN Consent Card in favor of its proposals and to refrain from returning the white consent card to be issued by SandRidge. Any consents not delivered will count as votes against TPG-Axon’s proposals, per SandRidge's bylaws, as amended on November 19, 2012.

For information on TPG-Axon’s proposals and on the process for voting shares in favor of those proposals, go to www.shareholdersforsandridge.com.

About TPG-Axon Capital

TPG-Axon Capital is a leading global investment firm. Through offices in New York, London, Hong Kong and Tokyo, TPG-Axon invests across global markets and asset classes.

Contacts:

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy

(212) 929-5500

TPG-Axon:

Anton Nicholas

203-682-8245

Anton.Nicholas@icrinc.com

Phil Denning

203-682-8246

Phil.Denning@icrinc.com

Jason Chudoba

646-277-1249

Jason.Chudoba@icrinc.com

TPG-AXON MANAGEMENT LP, TPG-AXON PARTNERS GP, L.P., TPG-AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH LLC AND DINAKAR SINGH (COLLECTIVELY, “TPG-AXON”) HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. IN CONNECTION WITH TPG-AXON'S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF SANDRIDGE ENERGY, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY TPG-AXON, STEPHEN C. BEASLEY, EDWARD W. MONEYPENNY, FREDRIC G. REYNOLDS, PETER H. ROTHSCHILD, ALAN J. WEBER AND DAN A. WESTBROOK (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, TPG-AXON WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT ON SCHEDULE 14A FILED BY TPG-AXON WITH THE SEC ON JANUARY 15, 2013. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.